12. This Compromise Agreement shall constitute the entire agreement between the Parties relating to the subject matter of this Compromise Agreement. Each of the Parties acknowledges and confirms that in entering into this Compromise Agreement it is not relying upon any statement, representation or promise made by or on behalf of any of the Parties at any time prior to the execution of this Compromise

In The Royal Court Of The Island Of Jersey

(Samedi Division)

File No: 2013/105

BETWEEN

First Plaintiff

FORTE FINANCE LIMITED

Second Plaintiff

TELUPAY INC

AND

Defendant

TELUPAY PLC

CONSENT ORDER

We, the advocates acting on behalf of the parties to this action hereby consent to an order being issued in the following terms:

1. that the proceedings between the parties hereto be stayed in accordance with the terms set forth in the schedule hereto; and

2. that the parties shall have liberty to apply as to enforcing the terms set forth in the schedule hereto.

Dated this 1st day of July 2013.

....

Advocate for the Plaintiffs

....

Advocate for the Defendant

SCHEDULE

(1) FORTE FINANCE LIMITED
(2) TELUPAY INC.
(3) TELUPAY PLC

COMPROMISE AGREEMENT

This Compromise Agreement is made this 1st day of July 2013 by and between:

(1) **FORTE FINANCE LIMITED**, a company incorporated in Malta with its registered office at 192 Old Bakery Street, Valetta, VLT 08 ('**Forte**');

(2) **TELUPAY INC.**, a company incorporated in Nevada, USA, with its registered office at 50 West Liberty Street, Suite 880, Reno, Nevada, 89501 ('**Telupay Inc.**')

(3) **TELUPAY PLC**, a company incorporated in Jersey, with registered office at First Island House, Peter Street, St, Helier JE4 8SG ('**Telupay PLC**');

(together 'the **Parties**' and each a '**Party**').

WHEREAS

A. On 8 March 2013 Forte and Telupay Inc. issued proceedings by order of justice ('the Order of Justice') before the Royal Court of the Island of Jersey ('the **Royal Court**') against Telupay PLC, claiming money, shares in Telupay PLC, costs and other relief ('the **Proceedings**');

B. A copy of the Order of Justice is attached as Annex A and forms part of this Compromise Agreement; save where otherwise stated, the definitions used in the Order of Justice are adopted in this Compromise Agreement;

C. Forte and Telupay Inc. on the one hand and Telupay PLC (without admitting any liability) on the other hand have negotiated an amicable settlement of the Proceedings and wish to record the terms of that settlement in this Compromise Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained in this Compromise Agreement, the sufficiency of which is hereby acknowledged, the Parties **AGREE AS FOLLOWS:**

1 This Compromise Agreement is made in full and final settlement of the Proceedings and of all claims and causes of action identified in the Order of Justice and of all

other claims and causes of action that may be related or implied which, however, were not identified in the Order of Justice.

2 The settlement described in paragraph 1 hereof shall be implemented as follows:

2.1 Immediately upon execution of this Compromise Agreement Telupay PLC, Forte and Telupay Inc. will (i) consent to the stay of the Proceedings on the terms of this Compromise Agreement and (ii) apply to the Royal Court for an order for such stay;

2.2 Telupay PLC will convert the outstanding amounts claimed under the Notes into ordinary shares of Telupay PLC's share capital at the rate of US$0.15 per share. This conversion will result in the issuance of 2,523,414 ordinary shares in Telupay PLC in favour of Forte ('the Conversion Shares'). The Conversion Shares will be issued as soon as reasonably practicable following receipt of the Royal Court's order for a stay of the Proceedings;

2.3 Telupay PLC will issue a further sum of 1.125 million ordinary shares to Forte ('the Consultancy Shares'). The Consultancy Shares will be issued as soon as reasonably practicable following receipt of the Royal Court's order for a stay of the Proceedings;

2.4 Telupay PLC will pay US$90,000 to Forte ('the Outstanding Fees Sum') by successive wire transfers to Forte's designated account, as follows:

2.4.1 US$20,000 immediately upon receipt of the Royal Court's order for a stay of the Proceedings;

2.4.2 US$20,000 on or before 28 August 2013;

2.4.3 US$20,000 on or before 28 October 2013;

2.4.4 US$20,000 on or before 28 December 2013; and

2.4.5 US$10,000 on or before 28 February 2013.

2.5 The settlement of a disagreement between Mr Stephen Fowler and Mr Eric Schjelderup regarding a joint payment to Telupay PLC of US$245,000 ('the Disagreement'). The settlement of the Disagreement in this Compromise Agreement, which is acknowledged and accepted by Mr Stephen Fowler evidenced by his signature hereto, is US$30,000, issued in ordinary shares of Telupay PLC to Forte at a price of US$0.15 per share. Thus, in full and final settlement of the Disagreement Telupay PLC will issue Forte 200,000 ordinary shares (the "Disagreement Shares"). The Disagreement Shares will be issued to Forte as soon as reasonably practicable following receipt of the Royal Court's order for a stay of the Proceedings.

3 The Parties agree that each of them shall bear their own costs and expenses of and incidental to: (i) the Proceedings; and (ii) this Compromise Agreement.

4 Telupay Inc., for itself and for its liquidator(s) administrator(s) receiver(s) officers employees representatives agents successors and assigns as the case may be hereby covenants with Telupay PLC its directors officers employees and agents that Telupay Inc. and its liquidator(s) administrator(s) receiver(s) officers employees representatives agents successors and assigns as the case may be will at all times fully and effectively indemnify and keep indemnified and hold harmless Telupay PLC its directors officers employees and agents from and against all and any actions

proceedings claims demands costs and expenses whatsoever and in whichsoever jurisdiction(s) which the same persons may be liable to or incur concerning the CAT Notes.

5 The Parties and each of them agree and undertake that they shall perform and/or shall cause to be performed all actions reasonably necessary to implement, enforce and give effect to this Compromise Agreement. This shall include the obligation to perform and/or to cause to be performed such actions in a timely manner and in accordance with this Compromise Agreement.

6 This Compromise Agreement shall be binding on the Parties and each of them and on their and each of their respective liquidator(s), administrator(s), receiver(s), officers, employees, representatives, agents, successors, assigns, heirs and estates as the case may be.

7 The Parties and each of them warrant and represent that they have the power and authority to execute this Compromise Agreement and to fulfil their obligations herein, and that it is their free and voluntary act and deed. Furthermore, they are fully aware and knowledgeable of the consequences of their acts, having been fully assisted and advised by their own independent legal counsel.

8 No variation of the terms of this Compromise Agreement shall be effective unless in writing signed by all of the Parties.

9 The failure of any Party to enforce any provision of this Compromise Agreement shall not be construed to be a waiver of such or any other provision nor in any way to affect the validity of all or any part of this Compromise Agreement or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of this Compromise Agreement shall be held to constitute a waiver of any other or subsequent breach.

10 If any provision of this Compromise Agreement or any portion thereof or transfer contemplated herein becomes invalid, illegal or unenforceable under applicable law, the validity, legality or enforceability of the remaining provisions of this Agreement, or other parts of the provision concerned shall not in any way be affected or impaired, it being intended by the Parties that this Compromise Agreement shall be enforceable to the fullest extent permitted by law.

11 The Parties and each of them acknowledge and agree that this Compromise Agreement and its terms are strictly confidential in all respects and shall not be disclosed to any person without the prior written consent of the other Parties **EXCEPT**:

11.1 to the extent required by any applicable law and/or regulatory obligations;

11.2 to the extent required by any court of competent jurisdiction;

11.3 to the extent required by any applicable regulatory or supervisory body;

11.4 to their accountant and/or auditors to the extent necessary to enable them to perform their proper functions as accountants and/or auditors;

11.5 to their legal advisers for the purposes of obtaining legal advice; and

11.6 to the extent necessary to enforce this Compromise Agreement.

12 This Compromise Agreement shall constitute the entire agreement between the Parties relating to the subject matter of this Compromise Agreement. Each of the Parties acknowledges and confirms that in entering into this Compromise Agreement it is not relying upon any statement, representation or promise made by or on behalf of any of the Parties at any time prior to the execution of this Compromise Agreement.

13 This Compromise Agreement may be executed in any number of counterparts, each being an original and when taken together constituting one and the same Compromise Agreement.

14 This Compromise Agreement shall be governed and construed in accordance with the law of the Island of Jersey and each of the Parties hereby submits irrevocably to the exclusive jurisdiction of the Royal Court to determine any dispute arising out of or related to this Compromise Agreement.

IN WITNESS WHEREOF, the Parties have executed this Compromise Agreement on the date abovementioned.

TELUPAY INC.	**FORTE FINANCE LIMITED**
TELUPAY PLC	**MR STEPHEN FOWLER**